Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Regis Corporation of our report dated August 28, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report on Form 10-K for the year ended June 30, 2009 including Amendment No. 1 on Form 10-K/A to the Annual Report.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

November 25, 2009